Exhibit 99.1

Applied Energetics Appoints BG(Ret) Samuel “Luke” Peterson to Advisory Board

TUCSON, Ariz. – September 25, 2025 – Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse laser (USPL) and directed energy technologies, is pleased to announce the appointment of Brigadier General (Retired) Samuel “Luke” Peterson to its Advisory Board. BG(Ret) Peterson brings nearly 35 years of distinguished military service and senior-level acquisition experience across the U.S. Department of Defense, including leadership roles in some of the Army’s most critical modernization initiatives.

Most recently, BG(Ret) Peterson served as Program Executive Officer for Combat Support & Combat Service Support (PEO CS&CSS), where he led a team of over 1,100 personnel managing a portfolio of 248 acquisition programs with annual budgets exceeding $3 billion. His prior assignments include senior leadership roles at U.S. Special Operations Command (USSOCOM), the Army Rapid Capabilities and Critical Technologies Office (RCCTO), and Army Contracting Command, among others. He currently serves as President of Alpha2Omega Consulting Solutions, LLC.

“We are honored to welcome BG(Ret) Luke Peterson to our Advisory Board,” said Chris Donaghey, CEO of Applied Energetics. “His extraordinary leadership, deep acquisition expertise, and hands-on experience delivering next-generation capabilities to the battlefield are perfectly aligned with our mission to rapidly develop and field game-changing USPL and directed energy solutions for the Department of Defense.”

Throughout his career, BG(Ret) Peterson played pivotal roles in programs supporting the development and transition of critical technologies such as hypersonics, high-energy lasers, and high-power microwave systems. As Deputy Director for Strategic Planning at RCCTO, he oversaw more than $5.2 billion in prototyping efforts for cutting-edge capabilities such as Long-Range Hypersonic Weapons System, Directed Energy Maneuver-Short-Range Air Defense, Indirect Fire Protection Capability-High Energy Laser, and Indirect Fire Protection Capability-High Power Microwave.

“Applied Energetics is at the forefront of delivering transformational directed energy capabilities,” said BG(Ret) Peterson. “I am excited to contribute to their innovative efforts and help accelerate the deployment of these technologies to protect our warfighters and safeguard national security.”

BG(Ret) Peterson holds advanced degrees from the Naval Postgraduate School and the Eisenhower School for National Security and Resource Strategy, and is a recipient of numerous military awards, including the Distinguished Service Medal, Defense Superior Service Medal, and the Bronze Star Medal.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 27 patents and 5 patents pending, Applied Energetics' proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE's powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. Today, AE's USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.